Exhibit 99.1

FOR IMMEDIATE RELEASE Friday, September 14, 2012 6:30 A.M. CDT

A. H. Belo Corporation Announces Regular and Special Dividend

and Share Repurchase Program

DALLAS – A. H. Belo Corporation (NYSE: AHC) announced today that the Company’s Board of Directors declared a special cash dividend of $0.24 per share, and a quarterly cash dividend of $0.06 per share, both payable on December 7, 2012 to shareholders of record at the close of business on November 16, 2012.

The Company’s Board of Directors also authorized the repurchase of up to 1,000,000 shares of the Company’s Series A or Series B Common Stock. The Company expects to utilize this repurchase authority from time to time through open market purchases, privately negotiated transactions or otherwise.

Robert W. Decherd, chairman, president and Chief Executive Officer, said, “Our commitment to returning capital to shareholders is a key part of A. H. Belo’s financial strategy. Despite pension funding requirements and various business challenges, the Company has consistently generated cash. As a result, we are able to distribute additional cash to shareholders. The share repurchase authority allows the Company to utilize another avenue to return capital to shareholders as well as take advantage of market conditions from time to time.

“We plan to discuss these initiatives in detail, and update shareholders on our operating strategy and other exciting initiatives, at Investor Day on October 4, 2012 in Dallas.”

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A. H. Belo Corporation Announces Regular and Special Dividend

and Share Repurchase Program

September 14, 2012

Page Two

About A. H. Belo Corporation

A. H. Belo Corporation (NYSE: AHC), headquartered in Dallas, Texas, is a distinguished newspaper publishing and local news and information company that owns and operates four daily newspapers and related websites. A. H. Belo publishes

The Dallas Morning News, Texas’ leading newspaper and winner of nine Pulitzer Prizes;

The Providence Journal, the oldest continuously-published daily newspaper in the United States and winner of four Pulitzer Prizes; The Press-Enterprise (Riverside, CA), serving the Inland Southern California region and winner of one Pulitzer Prize; and the Denton Record-Chronicle. The Company publishes niche publications targeting specific audiences, and its investments and/or partnerships include Classified Ventures, owner of Cars.com, and the Yahoo! Newspaper Consortium. A. H. Belo also owns and operates commercial printing, distribution and direct mail service businesses. Additional information is available at www.ahbelo.com or by contacting Alison K. Engel, Senior Vice President/Chief Financial Officer, at 214-977-2248.

Statements in this communication concerning A. H. Belo Corporation’s (the “Company’s”) business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends, capital expenditures, investments, impairments, pension plan contributions, real estate sales, share repurchases, future financings, and other financial and non-financial items that are not historical facts, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.

Such risks, uncertainties and factors include, but are not limited to, changes in capital market conditions and prospects, and other factors such as changes in advertising demand and newsprint prices; newspaper circulation trends and other circulation matters, including changes in readership methods, patterns and demography, and audits and related actions by the Audit Bureau of Circulations; challenges implementing increased subscription pricing and new pricing structures; challenges in achieving expense reduction goals, and on schedule, and the resulting potential effects on operations; technological changes; development of Internet commerce; industry cycles; changes in pricing or other actions by existing and new competitors and suppliers; labor relations; regulatory, tax and legal changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions, dispositions, co-owned ventures, and investments; pension plan matters; general economic conditions and changes in interest rates; significant armed conflict; and other factors beyond our control, as well as other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other public disclosures and filings with the Securities and Exchange Commission.